SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 13, 2007

HIGHWOODS PROPERTIES, INC.

(Exact name of registrant specified in its charter)

Maryland	1-13100	56-1871668
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

HIGHWOODS REALTY LIMITED PARTNERSHIP

(Exact name of registrant specified in its charter)

North Carolina	000-21731	56-1869557
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Smoketree Court, Suite 600

Raleigh, North Carolina 27604

(Address of principal executive offices, zip code)

Registrants’ telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2007, Highwoods Properties, Inc. (the “Company”) announced that F. William Vandiver, Jr. will retire as a director on the Board of Directors of the Company effective May 18, 2007, the date of the annual shareholder meeting and the end of his current term. Mr. Vandiver, 65, joined the Board of Directors of the Company in July 2002. Mr. Vandiver currently serves as a member of the audit committee and executive committee of the Board of Directors. Upon Mr. Vandiver’s retirement, the size of the Board of Directors will be reduced from nine to eight.

On April 13, 2007, the Company entered into new change in control agreements with each of Edward J. Fritsch, Michael E. Harris, Terry L. Stevens, Gene H. Anderson and Jeffrey D. Miller that provide benefits to such officers in the event of certain voluntary or involuntary terminations of employment within a three-year period after a change in control of the Company. The previously effective change in control agreements for Messrs, Fritsch, Harris, Stevens and Anderson, the form of which had been first prepared and implemented in 1998, were each terminated in connection with the execution of the new agreements.

The new change in control agreements generally provide that, if within 36 months from the date of a change in control (as defined therein), the employment of the executive officer is terminated without cause, or the officer resigns because such executive officer’s responsibilities are changed, salary is reduced or responsibilities are diminished, or the officer resigns for any reason in months 13, 14 or 15 following a change in control, such executive officer will be entitled to receive 2.99 times a base amount. An executive officer’s base amount for these purposes is equal to 12 times the highest monthly salary paid to the executive officer during the 12-month period ending prior to a change in control plus the greater of (1) the average amount earned under the Company’s annual non-equity incentive program for the preceding three years or (2) the amount earned under such program during the most recently completed fiscal year. Each executive officer would also be entitled upon any such termination to receive a stay bonus otherwise payable on the first anniversary of a change in control in an amount equal the base amount referred to in the preceding sentence. Additionally, the Company’s equity incentive plans provide for the immediate vesting of all options, restricted stock and benefits upon a change in control. In the event of a change in control, each of Messrs. Fritsch, Stevens, Harris, Anderson and Miller are entitled to receive a gross-up payment to pay for any applicable excise taxes on benefits payable to each executive officer that constitute parachute payments within the meaning of Section 280G of the Internal Revenue Code, whether or not his employment is terminated.

The initial expiration date for each of the agreements is April 13, 2010. Each agreement may be automatically extended for one additional year on each anniversary date unless the Company gives notice at least 60 days prior to such anniversary date that the term will not be extended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Executive Supplemental Employment Agreement, dated as of April 13, 2007, between the Company and Edward J. Fritsch

10.2	Executive Supplemental Employment Agreement, dated as of April 13, 2007, between the Company and Michael E. Harris

10.3	Executive Supplemental Employment Agreement, dated as of April 13, 2007, between the Company and Terry L. Stevens

10.4	Executive Supplemental Employment Agreement, dated as of April 13, 2007, between the Company and Gene H. Anderson

10.5	Executive Supplemental Employment Agreement, dated as of April 13, 2007, between the Company and Jeffrey D. Miller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.

By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP

By:	Highwoods Properties, Inc., its general partner

	By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

Dated: April 13, 2007